Exhibit 10.11

RDD PHARMA LTD
(the "Company")

NOTICE OF OPTION GRANT

This Notice of Grant hereby sets forth the terms and conditions to which the Options to purchase Preferred Shares of the Company, par value NIS 1.00 each (the “Shares” and the “Options”, respectively) granted to the undersigned (the "Grantee") are subject:

Name of the Grantee:	[_______]
Address:	[_______]
Date of Grant:	January 23, 2020
Designation:	Section 3(i) of the Income Tax Ordinance [New Version] 1961
Total Number of Options Granted:	[_______] Options to purchase Shares of the Company.
Vesting Schedule:	All Options shall be fully vested as of the Date of Grant.
Exercise Price (Per Share):	US$1.00
Term/Expiration Date:
The Option shall remain exercisable for a period of 5 years from the Date of Grant or until an M&A Transaction (whichever is earlier).
“M&A Transaction” means any merger or consolidation of Innovate (as defined below) with or into another entity, other corporate reorganization, sale of control, or any transaction of Innovate in which all or substantially all of the assets or shares of Innovate are sold, or in which Innovate grants an exclusive and worldwide license to all or substantially all of Innovate’s intellectual property.

1.
The Grantee hereby represents that he is aware that the Company intends to consummate a merger transaction, whereby the Company shall merge a wholly owned subsidiary (the “Merger Sub”) of Innovate Biopharmaceuticals, Inc. (“Innovate”) with and into the Company in accordance with the provisions of Sections 314-327 of the Israeli Companies Law 5759-1999, upon which merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Innovate (the “Merger”).

Further to the above, the Grantee hereby acknowledges and agrees that upon and subject to the Merger, all Options shall be exchanged, without the requirement of any further actions by the Grantee or the Company, for options to acquire shares of common stock of Innovate (the “Innovate Options”), in such amount as shall be determined in accordance with the terms of the Agreement and Plan of Merger, dated as of October 6, 2019, as amended on December 17, 2019, among Innovate, Merger Sub, the Company and the Shareholder Representative (as defined therein), and other documents governing the Merger. The Innovate Options shall be granted under the terms and conditions of the applicable documents of Innovate governing the grant of such options, as in effect from time to time, including without limitation, with respect to their strike price, expiration date, exercise terms, etc.
If required, the Grantee shall execute any documents to effect the aforementioned exchange of the Options into Innovate Options (such as an option agreement or a grant letter, proxy, etc.).

2.	The Grantee is hereby granted [_______] Options to purchase [_______] Shares at the Exercise Price per Share set forth in this Notice of Grant, subject to adjustments as provided herein below.

3.
The vested Options shall be exercisable, at any time following the Date of Grant and until the Expiration Date set forth in this Notice of Grant, by delivery of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), accompanied by payment of the aggregate Exercise Price for the number of Shares to be purchased (for the portion requested) and the proxy attached hereto. The Options shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and the tax withholding payment (or exemption from tax withholding) as provided in Section 12 below, in cash in immediately available funds, whereafter the Company shall issue to the Grantee the Shares for which the Options were exercised (the "Exercised Shares").

4.
If the Company, at any time while the Options or any part thereof remain outstanding and unexpired, shall issue share dividend with respect to its Preferred Shares or shall effect any split, subdivide or combination of its issued Preferred Shares, the number of Shares for which each Option is exercisable, shall be proportionately decreased in the case of a combination and proportionately increased in the case of share dividend, split or subdivision and in each such case the Exercise Price shall be adjusted appropriately. Such adjustment shall be made by the board of directors of the Company (the “Board”), whose determination in that respect shall be final, binding and conclusive.

5.
The Options and the Exercised Shares shall be non-transferable and non-assignable by the Grantee, except in the event of the sale (in one or a series of related transactions) of all or substantially all of the Company’s shares, and subject to the payment by the Grantee of any and all tax liabilities in accordance with Section 12 below. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

6.	Expiration/Termination of Options. All unexercised Options shall terminate and have no further force and affect, as of the Expiration Date.

7.
Rights as Shareholder. Until the issuance of the Exercised Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the underlying shares, notwithstanding the exercise of the Options.

8.
Rights Attached to Shares. Upon issuance of the Exercised Shares, the holder of the Exercised Shares shall be subject to all rights and obligations as set forth in the Company's Articles of Association (the “Articles”), shareholders agreement, voting agreement or any other relevant agreement, as may be amended from time to time, all in accordance with the instructions then issued by the Board. Notwithstanding anything to the contrary herein or in the Company’s Articles, the Grantee shall not have (and he hereby waives the right to have), any pre-emptive rights to purchase, along with the other shareholders in the Company, a pro rata portion of any securities proposed to be offered by the Company prior to the offering thereof to any third party or any rights of first refusal to purchase any securities of the Company offered by the other shareholders of the Company.

9.
Voting of Exercised Shares. As a condition to the exercise of any Option, the Grantee shall sign and deliver to such person as may be designated by the Board (the “Nominee”) an irrevocable proxy, in the form attached hereto as Exhibit B, appointing the Nominee as the sole person entitled to exercise the voting rights conferred by such shares. The Nominee shall not exercise the voting rights conferred by the Exercised Shares held by him or with respect to which the Nominee has been given an irrevocable proxy as aforesaid, in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares, unless otherwise instructed by the Board, and in accordance with such instructions. Unless instructed otherwise by the Board, the Nominee shall vote such Exercised Shares in a manner pro-rata to the votes of the other voting shares, such that the votes of the Exercised Shares shall not affect the end result of the vote.

10.
Grantee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Grantee’s rights to sell the Exercised Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Grantee unconditionally agrees and accepts any such limitations and shall execute any written agreements and undertakings that the Grantee will be requested to sign to such effect.

11.
In the event that prior to an IPO, holders holding in the aggregate no less than a controlling interest in the Company (“Selling Shareholders”) elect to sell all or substantially all of their shares in the Company either to a third party or to one shareholder of the Company, then, if so requested by the purchaser, the Grantee shall be obligated to join the sale and sell all of his Shares in the Company (and if requested, also his unexpired Options), all under the same terms under which the Selling Shareholders have agreed to sell their Shares (provided that with respect to Options, the Exercise Price shall be deducted from the purchase price paid for the shares in such transaction) and in accordance with the provisions of the Articles of the Company.

12.
Tax Consequences. Any and all tax consequences arising from the grant or exercise of any Option, or from any other event or act in connection therewith shall be borne solely by the Grantee. The Grantee shall not be entitled to exercise or transfer the Options nor receive the Exercised Shares or any rights attached thereto unless and until the Company has either (a) received from the Grantee the cash payment required to satisfy any tax withholding requirement that the Company is required to make in connection with the Options or their exercise, if any; or (b) received confirmation from the applicable tax authorities either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

13.
The Company does not and shall not, through this Notice of Grant, make any representation towards the Grantee with respect to the Company, its business, its value or either its shares in general or the shares issued upon exercise of Options in particular. The Grantee, upon agreeing to the terms of this Notice of Grant, represents and warrants toward the Company that his consent to the grant of the Options issued in his favour and the exercise (if so exercised) thereof, is not, in any respect, upon the basis of any representation or warranty made by the Company or by any of its directors, officers, shareholders or employees, and is made based only upon his examination and expectations of the Company, on an “as is” basis. The Grantee waives any claim whatsoever of “non-conformity” of any kind, and any other cause of action or claim of any kind with respect to the Options and/or their underlying Shares.

14.
Governing Law; Severability. This Notice of Grant is governed by and construed and enforced in accordance with the laws of the state of Israel, without giving effect to the principles of conflict of laws.

15.
Entire Agreement. The Notice of Grant and its Exhibits constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.

_____________________	__________________
RDD PHARMA Ltd.                 Date

After having an adequate opportunity to review the above terms, I agree, ratify and confirm all of the above.

___________________     ____________
[Name]                         Date

EXHIBIT A

EXERCISE NOTICE

RDD PHARMA Ltd. (the "Company")

_______________________, Israel

Attention: [CEO/CFO]

1.    Exercise of Option. Effective as of today, January 23, 2020, the undersigned ("Grantee") hereby elects to exercise Grantee's Option to purchase [_______] Shares under and pursuant to the terms and conditions the Notice of Grant dated January 23, 2020 (the "Notice of Grant").

2.    Delivery of Payment. The Grantee herewith delivers to the Company the full purchase price of the Shares, and the cash payment required to satisfy the tax withholding requirement that the Company is required to make in connection with the Options and their exercise, all as set forth in the Notice of Grant.

3.    Representations of Grantee. Grantee acknowledges that Grantee has received, read and understood the Notice of Grant, and agrees to abide by and be bound by its terms benefits and restrictions.

Submitted by:                        Accepted by:

GRANTEE                        THE COMPANY

Signature                         By

Print Name                        Title

Address: _______________________

___________
Date Received

EXHIBIT B

To: RDD PHARMA LTD. (the "Company")

IRREVOCABLE PROXY

I, the undersigned, [_______ _______] (the “Grantee”), the holder of the Exercised Shares, irrevocably authorize any one of the Company's directors or any person designated by the Board of Directors of the Company (the “Nominee”), as may be in office from time to time, as our proxy, with power of substitution, with respect to any and all aspects of my shareholdings in the Company, including, without limiting the foregoing generality, (i) to get notices and represent us at any and all general meetings of the Company (whether ordinary, extraordinary or otherwise) (and including resolutions reduced to writing), and to vote thereat on any and all matters, those Preferred Shares of the Company that were issued to the Grantee (the “Exercised Shares”) pursuant to the exercise of Options granted to the Grantee , as either one of us would be entitled to vote if then personally present, and to sign and execute in our name and on our behalf, any proxies or other instruments with respect to said Exercised Shares, and to authorize to transfer any authority granted hereunder to any other person at its discretion; and (ii) to waive or exercise, on behalf of the undersigned, any and all rights or privileges conferred upon by virtue of or in respect of any such Exercised Shares; and (iii) to execute on behalf of the undersigned any documents and instruments related to any sale or exchange of any such Exercised Shares.
Unless instructed otherwise by the Board, the Nominee shall vote such Exercised Shares in a manner pro-rata to the votes of the other voting shares, such that the votes of the Exercised Shares shall not affect the end result of the vote.
Whereas the rights of third parties depend on this proxy, I, the undersigned, shall have no power to revoke it and it will also bind my heirs and successors by operation of law.
This proxy will remain in full force and effect until the consummation of an IPO upon which it will automatically terminate.

[NAME]
Date:_______________